Exhibit 99.(c)-(4)

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China Hydroelectric Corporation Presentation to the Special Committee of the Board of Directors Confidential

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Table of Contents Page Situation Overview 3 Merger Overview 6 Financial Analysis 13 Appendices 21 Additional Financial Data 22

Situation Overview

Summary of Selected Merger Terms1 . Parties to the Transaction . China Hydroelectric Corporation, a Cayman Islands corporation (“CHC” or the “Company”) . CPT Wyndham Holdings Ltd., a Cayman Islands corporation (“Parent”) . CPT Wyndham Sub Ltd., a Cayman Islands corporation and all of the outstanding shares of which are owned by Parent (“Merger Sub”) . The Rollover Shareholders . CPI Ballpark Investment Ltd., an entity of NewQuest Capital Partners (“NewQuest”), a 53.9% shareholder in the Company on a fully diluted basis . China Environmental Fund, an affiliate of Tsing Capital, a 4.8% shareholder in the Company on a fully diluted basis . Transaction Structure . Merger: Merger Sub to be merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Merger”) . Form of Consideration . Cash: each outstanding ordinary share of the Company (each a “Share” and collectively, the “Shares”) including Shares represented by American Depositary Shares, each representing three Shares (the “ADSs”) excluding any Excluded Shares (as defined below) will be cancelled in exchange for the right to receive $1.17 in cash per Share without interest (the “Per Share Merger Consideration”), or $3.51 per ADS in cash without interest (the “Per ADS Merger Consideration”) . Excluded Shares means collectively (i) Shares and ADSs beneficially owned by Parent or any wholly owned subsidiary of Parent, including each Rollover Share (as defined below) and each Additional Rollover Share (as defined below), and (ii) Dissenting Shares (as defined below) . “Rollover Share”, meaning each Share and ADS held by each of the Rollover Shareholders . “Additional Rollover Share”, meaning each Share and ADS held by each of the additional parties to join the Rollover Shareholders . “Dissenting Shares”, meaning Shares owned by holders of Shares who have validly exercised and not effectively withdrawn or lost their appraisal rights pursuant to Section 238 of the Cayman Companies Law . Voting Requirements . Affirmative vote of holders of Shares representing two-thirds or more of the Shares present and voting in person or by proxy as a single class and in accordance with Cayman Companies Law . Post–Closing Sale Limitation . Parent agrees that, for a period of six months following the close of the Merger, it shall not enter into any agreement for or consummate the sale or transfer of a majority of the outstanding share capital of the Company (including by way of any merger, consolidation, business combination, recapitalization or otherwise) or assets or businesses that constitute or represent more than 50% of the Company’s consolidated assets, or to which more than 50% of the revenue or earnings of the Company on a consolidated basis are attributable, to any party that has submitted bids during the market check process at a price that is greater than the equivalent of the Per Share Merger Consideration. . Financing . Parent has delivered to the Company a copy of an equity commitment letter, draft dated as of January 9, 2014, from NewQuest Asia Fund I, L.P. and NewQuest Asia Fund II, L.P. . Company Termination Fee . US$2.5 million . Parent Termination Fee . US$3.0 million Source: An execution version of the Agreement and Plan of Merger among Parent, Merger Sub and CHC (the “Agreement”) Note: 1. This summary is intended only as an overview of selected terms and is not intended to cover all terms or details of the Merger; this summary is qualified by the terms and conditions of the Agreement

Situation Overview

Shareholder Structure

Ownership Structure

Shareholders	ADS (million)[1]	Ownership %[1]
Buyer Group		
CPI Ballpark Investment Ltd. (NewQuest)	29.246	53.9%
Tsing Capital (China Environmental Fund)	2.613	4.8%
Total Buyer Group Holdings	31.858	58.7%
Major Unaffiliated Shareholders		
Jennison Associates LLC	6.536	12.0%
Swiss Reinsurance Co., Asset Management Arm	3.371	6.2%
FourWinds Capital Management	1.981	3.6%
Citigroup Inc., Asset Management Arm	1.077	2.0%
Abrax (Hong Kong)	0.772	1.4%
IWU International Ltd.	0.362	0.7%
HSBC Global Asset Management (UK) Limited	0.255	0.5%
Renaissance Technologies Corp.	0.136	0.3%
California Public Employees' Retirement System	0.116	0.2%
Total Major Unafiliated Shareholders	14.605	26.9%
Insiders		
Lin You-Su (Interim CEO, Director)	0.715	1.3%
Other Directors	0.021	0.04%
Total Insiders Holdings	0.736	1.4%
Other Shareholders		
Others	9.682	13.0%
Total Shareholders	54.269	100.0%

Ownership Summary[1]


Others
13.0%
Major
Unaffiliated
Shareholders
26.9%
Buyer Group
58.7%
Insiders 1.4%

Source: Company filings, CapitalIQ
Note:
1. *Based on 54,269,275 fully diluted ADSs outstanding calculated by adding basic ADSs outstanding reported by the Company's 6K filing as of November 26, 2013 and in-the money options granted to employees based on Company information using treasury stock method*

HOULIHAN LOKEY | 5

Merger Overview

Merger Overview

Merger Value Overview

Summary of Proposed Merger Value

(dollars and ADS in millions, except per ADS values)

	Security	ADS Outstanding[1]	Per ADS Merger Consideration
	ADS	54.3	$3.51
Implied Values			
Implied Common Equity			**$190.5**
Adjustments:			
Debt[2]			252.9
Cash[2,3]			(17.7)
Noncontrolling Interest[2]			0.5
Implied Enterprise Value			**$426.2**
Implied Merger Multiples			
			Implied Enterprise Value
Adjusted EBITDA[4]			
LTM 9/30/13			8.7x
NFY 2013E			8.0x
NFY+1 2014E			8.8x
Attributable Installed Capacity (in MW)[5]			
As of 9/30/13			0.84x

Implied Premiums to Historical ADS Trading Prices

Trading Period Prior to 9/4/13	Closing ADS Price	Implied Premium of Per ADS Merger Consideration over Average Closing ADS Price
Current (01/10/2014)	$2.73	28.6%
1 Day	$2.23	57.4%
5 Day Average	$2.25	56.1%
10 Day Average	$2.27	54.9%
1 Month Average	$2.26	55.6%
3 Month Average	$2.30	52.6%
6 Month Average	$2.45	43.0%
1 Year Average	$2.09	67.8%
52 Week High 04/10/2013	$3.02	16.2%
52 Week Low 09/10/2012	$1.03	240.8%
IPO 01/25/2010	$16.00[6]	(78.1%)

Source: Company filings; LTM financial per Company filings, NFY and NFY+1 financials per Company management;

Notes:

1. *Based on 54,269,275 fully diluted ADSs outstanding calculated by adding basic ADSs outstanding reported by the Company's 6K filing as of November 26, 2013 and in-the money options granted to employees based on Company information using treasury stock method*
2. *Debt, cash and short term investments, and noncontrolling interests are based on Company financials as of September 30, 2013*
3. *Cash includes cash and cash equivalents*
4. *Based on Company filings and management projections; represents results from continuing operations*
5. *EV / MW multiple based on 506.1MW of attributable installed capacity. The Company owns 100% interests in all but three facilities it operates. The attributable installed capacity is calculated by multiplying CHC's equity interests in the projects by the installed capacity*
6. *IPO price includes warrants of US$1.20 per ADS*

LTM refers to the most recently completed twelve month period for which financial information has been made public
NFY refers to next fiscal year
NFY+1 refers to the year after next fiscal year
MW refers to megawatts

Houlihan Lokey | 7

Summary of Market Check Process1 . As directed and approved by the Special Committee, the market check process began on November 7, 2013 with initial indications of interest due on December 9, 2013 . Number of parties contacted during the 33-day market check process (excluding NewQuest): 89 potential bidders including 43 strategic bidders and 46 financial bidders2 . Number of parties that submitted initial bids by December 9, 2013 (excluding NewQuest): three strategic parties and one financial party . Number of parties that signed non-disclosure agreement (“NDA”) and proceeded to due diligence (excluding NewQuest): one strategic party . Number of parties that submitted final bids (excluding NewQuest): one strategic party . Preliminary non-binding offers potentially higher than the proposed Per ADS Merger Consideration were received from several bidders . Proposed equity transactions involved acquiring a minority interest via tender offer at prices up to US$4.00 per ADS and acquiring a majority interest at via tender offer or merger at prices up to US$4.53 per ADS (which would require the consent of NewQuest) . Asset transactions for all or a portion of the assets would require proceeds being distributed through a dividend or liquidation proceeds to ADS and shareholders. Proposed asset transactions involved acquiring some or all of the Company’s assets at implied prices up to US$4.74 per ADS (pre-tax and other potential distribution costs) Note: 1. This summary is intended only as an overview and is not intended to cover all details of the market check process 2. One party submitted an indication of interest prior to commencing the market check, and later signed an NDA and conducted due diligence as part of the market check process

Summary of Market Check Process1 (cont.) . The Special Committee recommends that the Board of the Company to pursue the NewQuest proposal over other alternative proposals for the following, amongst other, reasons: . NewQuest’s all-cash merger consideration presents an opportunity for near-term liquidity and certainty of closing . NewQuest currently owns approximately 54% of the total outstanding shares of the Company and has consistently indicated that they are not willing to sell their shares or vote in favor of any competing transaction . NewQuest’s stated intention to withdraw its final offer (“Final NewQuest Offer”) at 10:00 a.m. (HKT) on Monday, January 13, 2014 . The Special Committee’s inability to conclude that there could be any assurance that an asset purchase transaction with any of the bidders would be capable of being executed and would provide greater value and be in the best interests of the Company and the unaffiliated shareholders, based on the following factors: . The Special Committee engaged a big four accounting firm as a tax advisor to analyze potential taxes and regulatory risks of an asset sale. The tax advisor’s preliminary analysis concluded that proceeds from an asset sale would be subject to stamp duty at 0.05% - 0.10% and PRC taxes on capital gain of 10.0% - 25.0%. In particular, the tax advisor noted that in the last two asset sales by the Company, the tax bureau in Fujian had assessed 25% tax on the capital gains. The tax advisor further advised that the exact magnitude of the PRC taxes is difficult to assess, as local municipalities will determine tax at their discretion . An asset transaction would be considerably more complex, time-consuming and expensive to execute as compared to a Share acquisition or merger transaction and would require multiple PRC governmental approvals including local MOFCOM and other governmental approvals, involving an uncertain level of regulatory risk which would not arise in a Share acquisition or merger transaction . An asset sale would require the sale proceeds to be distributed to the shareholders of the Company through a dividend, liquidation and/or other means of distribution that would require regulatory approvals and certain professional and tax costs that a Share acquisition or merger transaction would not be subject to. The tax advisor was unable to quantify the potential taxes or withholding which may be imposed on a U.S. taxpayer in connection with such distribution of proceeds, relative to U.S. capital gains taxes which may be payable or withheld in a Share acquisition or merger transaction . An asset transaction of the nature proposed is understood by the Special Committee to be unprecedented, as there are no known examples of a U.S.-listed company that has disposed of all of its assets in the PRC and then distributed the sales proceeds to offshore shareholders . The proposed offer price in an asset transaction is subject to uncertain adjustments upon completion of confirmatory legal and financial due diligence based on the Company’s balance sheet at the time of closing as compared to the Company’s September 30, 2013 balance sheet, on which the proposal bases its assumptions, in particular given the seasonal fluctuations of the Company’s business, and the bidder’s reluctance to agree to a completely non-refundable earnest deposit as a condition for the Company entering into exclusivity and terminating discussions with NewQuest . Under the terms of the Agreement, the Company’s board of directors (the “Board”), taking into consideration the recommendation of the Special Committee, would still be able to determine whether an unsolicited proposal for an asset purchase transaction constitutes a Superior Proposal (as defined in the Merger Agreement) which would permit the Board to change its recommendation and terminate the Agreement to pursue a potential Superior Proposal in the best interests of the unaffiliated shareholders Note: 1. This summary is intended only as an overview and is not intended to cover all details of the market check process

Summary of Market Check Process1 (cont.) . The Special Committee’s inability to conclude that there could be any assurance that a minority equity transaction would be capable of being executed and would provide greater value and be in the best interests of the Company and the unaffiliated shareholders, based on the following factors: . One bidder that had previously offered to acquire all of the outstanding Shares for a minority stake for US$3.50 per ADS, as its best and final offer and was now, unprompted by any discussions with the Special Committee or due diligence access, purporting to significantly increase its offer price to US$4.00 per ADS, led the Special Committee to question whether the offer had been made in good faith . The Special Committee’s view that the financing documentation attached to the bidder’s offering of US$4.00 per ADS being stale, unreliable and non-transaction specific . The US$4.00 per ADS bidder’s reluctance to agree to a completely non-refundable earnest deposit as a condition for the Company entering into discussions with it and allowing the Final NewQuest offer to terminate . The fact that the US$4.00 bidder has not conducted recent due diligence on the Company and the significant risk that the bidder may conclude after due diligence to reduce its price or not proceed with a transaction, including after a more fulsome understanding of the contingent liabilities and litigation to which the Company is subject . The due diligence requests from one bidder having placed tremendous pressure on the Company’s management meant that granting due diligence access to additional bidders would risk further diverting the resources of the Company’s management, which may be disruptive to the Company’s business . The Special Committee’s concerns that a sophisticated investor would not be prepared to acquire a significant minority stake without the consent of its majority shareholder . The fact that upon announcement of the Agreement the US$4.00 bidder (and other bidders) would no longer be bound by any standstill obligations to the Company and would be free (as it has intimated it would be prepared to do) to directly approach the unaffiliated shareholders and offer them the chance to monetize their investment in the Company at a price higher than US$3.51 per ADS, thereby preserving the transaction with NewQuest as a floor value realizable by the unaffiliated shareholders, while preserving a contingent but potential further upside Note: 1. This summary is intended only as an overview and is not intended to cover all details of the market check process

ADS Trading History 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 $0.00 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 $16.00 1/25/10 5/25/10 9/25/10 1/25/11 5/25/11 9/25/11 1/25/12 5/25/12 9/25/12 1/25/13 5/25/13 9/25/13 Daily Volume (MMs) Closing ADS Price (US $) Daily Volume (MM) China Hydroelectric Corporation Proposed Per ADS Merger Consideration ADS Price & Volume History Source: Company filings, Capital IQ, Note: 1. IPO price includes warrant of US$1.20 per ADS 2. Market statistics as of January 10, 2014; ADS price represents daily closing price Price & Volume Statistics2 1-Week Avg. Daily Volume 43,720 1-Month Avg. Daily Volume 45,700 3-Month Avg. Daily Volume 66,600 6-Month Avg. Daily Volume 67,710 1 -Year Avg. Daily Volume 76,710 IPO Price (1/25/2010)1 $16.00 52 Week High (04/10/2013) $3.02 52 Week Low (01/15/2013) $1.50 All Time High (01/25/2010) $13.90 All Time Low (07/10/2011) $0.62 3/02/12: CHC completed sale of its Yuanping hydroelectric power project, for $22.0 million 9/28/12: A group of shareholders called for an extraordinary general meeting (EGM), seeking to replace all Board members not located in the PRC with their own nominees, as well as removing the senior executives and founders of CHC 8/22/12: CHC President James Li resigned 9/29/2012: 66.8% shareholders voted in favor of the appointment of Amit Gupta, Moonkyung Kim, Jui Kian Lim, and Yun Pun Wong and the removal of John D. Kuhns (founder), Richard H. Hochman, Anthony Dixon and Stephen Outerbridge as directors 8/29/2013: CHC completed sale of its Yuheng hydroelectric power project for approximately US$44.3 million 9/25/2013: CHC announced establishment of a special committee to evaluate the non-binding proposal 9/4/2013: CHC announced receipt of a non-binding proposal from NewQuest to acquire the Company at US$2.97 per ADS 2/12/10: CHC received RMB 3 billion (US$440 million) loan framework agreement from Bank of China 9/13/10: CHC announced acquisition of 44 MW hydroelectric power project in Yunnan Province for total of $57.0 million 4/10/11: CHC completed acquisition of Dazhaihe project, for $17.8 million 4/14/10: CHC announced acquisition of 19 MW hydroelectric power project in Yunnan Province 11/8/10: CHC signed definitive agreement to acquire 55.4 MW Taiyu Hydroelectric Power Projects in Fujian Province and 15 MW Dazhaihe project 10/16/12: CHC appointed You-Su, Lin as the interim CEO and Amit Gupta as the Chairman of the Board 9/23/2013: CHC announced Mr. Shadron Lee Stastney of Vicis Capital resigned from CHC’s Board and was replaced by Dr. Lin, the Company’s interim CEO 8/21/2013: CHC announced the appointment of Mr. Allard Nooy as a Board member and Daniel Chan as COO 1/25/10: IPO on NYSE at US$14.80 per ADS plus one warrant at US$1.20 1/10/14

Relative Performance 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 120.0% 140.0% 160.0% 180.0% 1/25/10 5/25/10 9/25/10 1/25/11 5/25/11 9/25/11 1/25/12 5/25/12 9/25/12 1/25/13 5/25/13 9/25/13 Indexed Prices S&P 500 Index: +68.0% US Listed Hydroelectric Selected Companies1: +54.4% Emerging Market Hydroelectric Selected Companies2: +15.8% China Hydroelectric Selected Companies3: -6.6% China Hydroelectric Corporation: -80.4% Indexed ADS Price Performance Since IPO Source: Capital IQ Note: 1. The index of US Listed Hydroelectric Selected Companies includes IdaCorp, Inc., and Avista Corp. 2. The index of Emerging Market Hydroelectric Selected Companies includes Tractebel Energia S.A., RusHydro, NHPC Ltd., Jaiprakash Power Ventures Limited, AES Tietê S.A., Duke Energy International, Geração Paranapanema S.A.,SJVN Limited, and Vinh Son-Song Hinh Hydro Power Joint Stock Company 3. The index of China Hydroelectric Selected Companies includes China Yangtze Power Co. Ltd., Sichuan Chuantou Energy Co Ltd, Guizhou Qianyuan Power Co., Ltd., Sichuan Xichang Electric Power Company Ltd., Chongqing Three Gorges Water Conservancy and Electric Power Co.,Ltd., Hunan Fazhan Industrial Co., Ltd., Sichuan Mingxing Electric Power Co., Ltd., and Haitian Hydropower International Limited 1/10/14

Financial Analysis

Financial Analyses Summary $2.87 $2.50 $2.82 $2.18 $2.46 $4.67 $4.45 $4.61 $4.98 $4.61 $1.50 $2.50 $3.50 $4.50 $5.50 Implied Per ADS Equity Value Reference Range1,2 Proposed Per ADS Merger Consideration US$3.51 8.0x – 10.0x LTM 9/30/2013 Adjusted EBITDA 7.0x – 9.0x NFY 2013E Adjusted EBITDA Selected Transaction Analysis US$0.70mm - $1.00mm / MW Attributable Installed Capacity3 Discounted Cash Flow Analysis Discounted Rate: 11.0% - 13.0% Perpetuity Growth Rate: 2.0% - 3.0% Source: Company filings, projected values per Company management Note: No particular weight was attributed to any individual analysis 1. Based on 54,269,275 fully diluted ADSs outstanding calculated by adding basic ADSs outstanding reported by the Company’s 6K filing as of November 26, 2013 and in-the money options granted to employees based on Company information using treasury stock method 2. Debt, cash and cash equivalents, and noncontrolling interests are based on Company management 3. EV / MW multiple based on 506.1MW of attributable installed capacity. The Company owns 100% interests in all but three facilities it operates. The attributable installed capacity is calculated by multiplying CHC’s equity interests in the projects by the installed capacity NFY refers to the next fiscal year; NFY+1 refers to the year following NFY; MW refers to megawatts Selected Companies Analysis 8.0x – 10.0x NFY+1 2014E Adjusted EBITDA

Financial Analysis

Financial Analyses Summary (cont.)

(ADS outstanding and dollars in millions, except per ADS values)

	Selected Companies Analysis		Selected Companies Analysis		Selected Companies Analysis		Selected Transactions Analysis		Discounted Cash Flow Analysis	
	LTM 9/30/2013 Adjusted EBITDA		NFY 2013E Adjusted EBITDA		NFY+1 2014E Adjusted EBITDA		As of 9/30/2013 Attributable Installed Capacity			
Corresponding Base Amount	$48.9		$53.0		$48.6		506.1 MW[3]			
Selected Multiples Range	8.0x	10.0x	7.0x	9.0x	8.0x	10.0x	0.70x	1.00x		
Implied Enterprise Value Reference Range	$391.5	$489.4	$371.2	$477.3	$388.9	$486.1	$354.3	$506.1	$369.5	$486.0
Cash and Cash Equivalents as of 9/30/13[1]	$17.7	$17.7	$17.7	$17.7	$17.7	$17.7	$17.7	$17.7	$17.7	$17.7
Implied Total Enterprise Value Reference Range	$409.2	$507.0	$388.9	$494.9	$406.6	$503.8	$371.9	$523.8	$387.2	$503.7
Total Debt as of 9/30/13[1]	($252.9)	($252.9)	($252.9)	($252.9)	($252.9)	($252.9)	($252.9)	($252.9)	($252.9)	($252.9)
Noncontrolling Interests[1]	(0.5)	(0.5)	(0.5)	(0.5)	(0.5)	(0.5)	(0.5)	(0.5)	(0.5)	(0.5)
Implied Total Equity Value Reference Range	155.7	253.6	135.4	241.5	153.1	250.4	$118.5	$270.3	$133.7	$250.2
ADS Outstanding[2]	54.3	54.3	54.3	54.3	54.3	54.3	54.3	54.3	54.3	54.3
Implied Per ADS Reference Range	$2.87	$4.67	$2.50	$4.45	$2.82	$4.61	$2.18	$4.98	$2.46	$4.61

Source: Company filings, projected values per Company management
Note:
No particular weight was attributed to any individual analysis
1. *Debt, cash and cash equivalents, and noncontrolling interests per Company's 6k filing as of November 26, 2013*
2. *Based on 54,269,275 fully diluted ADSs outstanding calculated by adding basic ADSs outstanding reported by the Company's 6K filing as of November 26, 2013 and in-the-money options granted to employees based on Company information using treasury stock method*
3. *EV / MW multiple based on 506.1MW of attributable installed capacity. The Company owns 100% interests in all but three facilities it operates. The attributable installed capacity is calculated by multiplying CHC's equity interests in the projects by the installed capacity*

LTM refers to the most recent completed twelve month period for which financial information has been made public
NFY refers to the next fiscal year
NFY+1 refers to the year following NFY
MW refers to megawatts

Houlihan Lokey | 15

Financial Analysis

Selected Historical and Projected Financial Data

(dollars in millions)

	Fiscal Year Ended December 31,			LTM Ended	Fiscal Year Ending December 31,						CAGR[1]
	2010	2011	2012	9/30/13	2013E	2014E	2015E	2016E	2017E	2018E	2012-2018E
Revenues[2]	**$58.2**	**$54.6**	**$85.4**	**$76.8**	**$77.0**	**$72.8**	**$72.8**	**$72.8**	**$72.8**	**$72.8**	(2.6%)
Growth %	*81.9%*	*(6.1%)*	*56.4%*		*(9.8%)*	*(5.4%)*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	
Cost of Revenues[3]	(22.7)	(31.3)	(35.8)	(35.3)	(35.1)	(35.3)	(35.1)	(35.7)	(35.3)	(35.5)	
Gross Profit	**$35.5**	**$23.3**	**$49.6**	**$41.5**	**$41.9**	**$37.5**	**$37.7**	**$37.1**	**$37.5**	**$37.3**	(4.6%)
Margin %	*61.0%*	*42.6%*	*58.1%*	*54.0%*	*54.4%*	*51.5%*	*51.8%*	*51.0%*	*51.5%*	*51.2%*	
General & Administrative	(19.2)	(28.9)	(20.3)	(16.2)	(12.6)	(12.8)	(11.8)	(11.8)	(11.8)	(11.8)	
Depreciation & Amortization	16.9	23.3	23.8	23.6	23.7	23.9	23.9	23.9	23.9	23.9	
Total Adjustments[4]	0.0	3.4	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	
Adjusted EBITDA	**$33.3**	**$21.1**	**$53.0**	**$48.9**	**$53.0**	**$48.6**	**$49.8**	**$49.3**	**$49.6**	**$49.4**	(1.2%)
Margin %	*57.2%*	*38.7%*	*62.1%*	*63.7%*	*68.9%*	*66.8%*	*68.4%*	*67.6%*	*68.1%*	*67.9%*	
Depreciation & Amortization	(16.9)	(23.3)	(23.8)	(23.6)	(23.7)	(23.9)	(23.9)	(23.9)	(23.9)	(23.9)	
Adjusted EBIT	**$16.3**	**($2.2)**	**$29.2**	**$25.4**	**$29.3**	**$24.7**	**$25.9**	**$25.4**	**$25.7**	**$25.5**	(2.3%)
Margin %	*28.1%*	*(4.1%)*	*34.2%*	*33.0%*	*38.1%*	*33.9%*	*35.5%*	*34.8%*	*35.3%*	*35.0%*	
Interest Expense, net	(13.1)	(24.7)	(28.0)	(24.6)	(23.1)	(21.7)	(19.2)	(16.5)	(13.6)	(10.7)	
Other Income (Expenses) and Nonrecurring Gains (Losses)	(0.3)	(0.2)	0.1	0.9	0.9	0.0	0.0	0.0	0.0	0.0	
Adjusted Pre-tax Income	**$3.3**	**($26.9)**	**$1.3**	**$0.7**	**$6.3**	**$3.0**	**$6.7**	**$8.8**	**$12.1**	**$14.8**	50.8%
Taxes (Statutory tax rate of 25%)	(0.8)	6.7	(0.3)	(0.2)	(1.6)	(0.7)	(1.7)	(2.2)	(3.0)	(3.7)	
Net Income from continuing operation before noncontrolling interests	$2.5	($20.2)	$0.9	$0.6	$4.7	$2.2	$5.0	$6.6	$9.1	$11.1	
Noncontrolling Interests	(0.2)	9.9	(0.1)	0.0	(0.1)	0.1	0.0	0.0	0.0	(0.1)	
Adjusted Net Income	**$2.2**	**($10.3)**	**$0.9**	**$0.6**	**$4.6**	**$2.3**	**$5.1**	**$6.7**	**$9.1**	**$11.0**	53.2%
Margin %	*3.8%*	*(18.8%)*	*1.0%*	*0.8%*	*6.0%*	*3.2%*	*7.0%*	*9.1%*	*12.5%*	*15.1%*	

Source: Company filings, CapitalIQ; projections per Company management

Notes:

1. *CAGR refers to compound annual growth rate*
2. *Revenues from continuing operations*
3. *Cost of revenues include depreciation and amortization*
4. *Adjustments to 2011 include counsel fees of $1.6 million for non-recurring extraordinary general meeting of shareholders and termination costs of $1.8 million to John Kuhns and Mary Fellows, former CHC senior management*

HOULIHAN LOKEY | 16

Financial Analysis

Selected Companies Trading Statistics

(dollars in millions, except per share / ADS value)

Company	Country	Listing Exchange	Price 1/10/2014 ($)	Equity Value ($mm)	Enterprise Value[1] ($mm)	Enterprise Value / EBITDA LTM (x)	FY13 (x)	FY14 (x)	EV/MW ($mm /MW)
China and HK listed Hydro Selected Companies									
China Yangtze Power	China	SHSE	$0.98	$16,248	$25,441	7.3x	7.7x	7.5x	0.98
Sichuan Chuantou Energy	China	SHSE	1.67	3,293	4,351	35.1x	33.5x	31.4x	1.52
Hunan Fazhan Industrial	China	SZSE	1.07	518	555	19.3x	NM	NM	3.96
Sichuan Xichang Electric Power	China	SHSE	1.40	511	568	17.1x	NM	NM	5.71
Sichuan Mingxing Electric Power	China	SHSE	1.28	415	359	11.7x	NA	NA	2.47
Chongqing Three Gorges	China	SHSE	1.53	408	607	14.9x	NM	NM	2.92
Guizhou Qianyuan Power	China	SZSE	1.66	338	2,688	22.1x	NM	NM	1.09
Haitian Hydropower International	China	SEHK	0.08	79	86	26.6x	NM	NM	3.29
Mean						**19.3x**	**20.6x**	**19.5x**	**2.74**
Median						**18.2x**	**20.6x**	**19.5x**	**2.69**
High						**35.1x**	**33.5x**	**31.4x**	**5.71**
Low						**7.3x**	**7.7x**	**7.5x**	**0.98**
Emerging Markets Hydroelectric Selected Companies									
Tractebel Energia S.A.	Brazil	BOVESPA	$15.09	$9,852	$10,997	8.2x	8.2x	7.2x	1.59
RusHydro	Russia	MICEX	0.02	5,287	9,529	7.5x	4.6x	4.5x	0.26
NHPC Ltd.	India	BSE	0.30	3,665	5,994	8.7x	8.4x	7.6x	1.05
AES Tietê S.A.	Brazil	BOVESPA	7.67	3,011	3,308	5.4x	5.0x	4.3x	1.24
Duke Energy International, Geração Paranapanema S.A.	Brazil	BOVESPA	26.21	2,475	2,674	7.9x	NM	NM	1.19
SJVN Limited	India	NSEI	0.33	1,373	1,396	5.7x	5.2x	4.1x	0.73
Jaiprakash Power Ventures Limited	India	BSE	0.29	883	4,484	14.2x	10.7x	5.8x	0.82
Vinh Son-Song Hinh Hydro Power Joint Stock Company	Vietnam	HOSE	0.71	146	156	19.7x	NA	NA	2.36
Mean						**9.7x**	**7.0x**	**5.60x**	**1.16**
Median						**8.0x**	**6.7x**	**5.18x**	**1.12**
High						**19.7x**	**10.7x**	**7.6x**	**2.36**
Low						**5.4x**	**4.6x**	**4.1x**	**0.26**
US Listed Hydroelectric Selected Companies									
IdaCorp	United States	NYSE	$52.98	$2,666	$4,223	10.0x	9.9x	10.3x	1.18
Avista Corp.	United States	NYSE	28.37	1,704	3,153	8.6x	8.4x	7.8x	1.71
Mean						**9.3x**	**9.1x**	**9.0x**	**1.44**
Median						**9.3x**	**9.1x**	**9.0x**	**1.44**
High						**10.0x**	**9.9x**	**10.3x**	**1.71**
Low						**8.6x**	**8.4x**	**7.8x**	**1.18**
Total Mean						**13.9x**	**10.2x**	**9.1x**	**1.89**
Total Median						**10.8x**	**8.3x**	**7.4x**	**1.38**
Total High						**35.1x**	**33.5x**	**31.4x**	**5.71**
Total Low						**5.4x**	**4.6x**	**4.1x**	**0.26**
China Hydroelectric as of January 10, 2014	China	NYSE	$2.73	$148	$384	7.8x	7.2x	7.9x	0.76
China Hydroelectric (Proposed Per ADS Merger Consideration)	China	NYSE	3.51	190	426	8.7x	8.0x	8.8x	0.84

Sources: public filings, CapitalIQ, analyst reports;
Notes: 1. Enterprise Value refers to equity market value + debt + preferred stock + derivative liabilities + noncontrolling interest – cash and short term investment
LTM refers to the most recently completed twelve month period for which financial information has been made public; FY refers to fiscal year"; MW refers to megawatts
NA refers to not available; NM refers to not meaningful - Enterprise Value/EBITDA multiples higher than 50x are listed as "NM
No company used in this analysis for comparative purposes is identical to the Company

HOULIHAN LOKEY | 17

Financial Analysis

Selected Transactions Analysis

(dollars in millions, except per share / ADS value)

Announce Date	Target	Acquirer	Seller	% Sought (%)	Implied Enterprise Value ($ mm)	Target Installed Capacity (MW)	EV/Target Installed Capacity ($mm/MW)
Target Installed Capacity >1GW							
9/21/2009	Datang Yantan Hydropower Co., Ltd.	Guangxi Guiguan Electric Power Co., Ltd. (SHSE:600236)	China Datang Corporation	70%	$748.3	1,000	0.75
5/27/2008	Wu Ling Power Corporation	China Power International Development Ltd. (SEHK:2380)	China Power Investment Corporation	63%	1,025.9	5,840	0.18
Mean							0.46
Median							0.46
High							0.75
Low							0.18
Target Installed Capacity from 100MW to 1GW							
11/13/2012	Sichuan Dachuan Power Co., Ltd.	Beijing Jingneng Clean Energy Corp. (SEHK:579)	Beijing Energy Investment Holding Co., Ltd.	100%	$205.5	124	1.66
12/15/2011	Chongqing Meixi River Hydropower Development Company Limited	CPI (Fujian) Power Development Limited	Zhe Jiang Ouneng Electric Power Group Stock Co., Ltd.	100%	54.7	129	0.42
11/10/2011	Guodian Changyuan Electric Power Co. Ltd., Hydroelectric Assets	Dadu Hydropower Development Co., Ltd.	Guodian Changyuan Electric Power Co. Ltd. (SZSE:000966)	100%	168.6	225	0.75
12/29/2009	Yuneng (Group) Company Limited	Datang International Power Generation Co. Ltd. (SEHK:991)	NA	100%	196.9	820	0.24
12/28/2009	Zhuzhou Navigation and Hydropower Complex	Hunan Fazhan Industrial Co., Ltd. (SZSE:000722)	Hunan Fazhan Investment Group Co., Ltd.	100%	249.1	140	1.78
6/8/2009	Leidatan Hydropower Plant Co., Ltd.	Jiangsu ChengXing Phosph-Chemicals Co., Ltd. (SHSE:600078)	Jiangyin Chengxing Industrial Group Co., Ltd.	55%	66.5	108	0.62
Mean							0.91
Median							0.68
High							1.78
Low							0.24
Target Installed Capacity from 10MW to 100MW							
7/2/2012	Guangxi Rongshui Guding Hydropower Co., Ltd.	China Guangdong Nuclear Energy Development Company Limited	Guangdong Meiyan Jixiang Hydropower Co., Ltd. (SHSE:600868)	95%	$39.7	80	0.50
10/12/2011	Meweigou Hydropower Co., Ltd.	Huaneng Power International, Inc. (SEHK:902)	NA	100%	35.7	55	0.65
5/18/2010	Xi'an Kaixin Enterprise Co., Ltd.	Asia Power Corporation Limited (SGX:A03); Asia Power (Hainan) Investment Co., Ltd.	NA	52%	42.8	62	0.69
5/13/2010	Yunnan Hongshiyan Hydropower Development Co., Ltd.	Sichuan Guangan AAA Public Co., Ltd. (SHSE:600979)	NA	51%	34.7	80	0.43
1/11/2010	Guangxi Liuzhou Oulu Hydropower Co., Ltd.	China Guangdong Nuclear Energy Development Company Limited	Guangdong Meiyan Jixiang Hydropower Co., Ltd. (SHSE:600868)	62%	79.0	56	1.42
2/13/2008	Hebei Huadian Complex Pumping-storage Power Co., Ltd.	Huadian Power International Corporation Limited (SEHK:1071)	China Huadian Corporation	100%	5.1	50	0.10
Mean							0.63
Median							0.57
High							1.42
Low							0.10

Source: CapitalIQ, Mergermarket
Note:
1. Based on reported metric for the most recent LTM period prior to the announcement of the transaction
NA refers to not available figure or information; MW refers to megawatts
No transaction used in this analysis for comparative purposes is identical to the Merger

Selected transaction analysis continues on the next page

HOULIHAN LOKEY | 18

Selected Transactions Analysis (cont.) Source: Capital IQ, Mergermarket Based on reported metric for the most recent LTM period prior to the announcement of the transaction NA refers to not available; MW refers to megawatts No transaction used in this analysis for comparative purposes is identical to the Merger (dollars in millions, except per share / ADS value) (dollars in millions, except per share / ADS value) Target EV/Target % Implied Installed Installed Announce Sought Enterprise Value Capacity Capacity Date Target Acquirer Seller (%) ($ mm) (MW) ($mm/MW) Target Installed Capacity < 50MW 10/18/2012 Pingnan County Yuheng Hydropower Co., Ltd. NA China Hydroelectric Corporation (NYSE:CHC) 100% $44.6 30 1.49 7/20/2012 Pingnan County Wangkeng Hydroelectric Co., Ltd. China Hydroelectric Corporation (NYSE:CHC) NA 100% 59.0 40 1.48 12/6/2011 Pingnan County Yuanping Hydroelectric Co., Ltd. NA China Hydroelectric Corporation (NYSE:CHC) 100% 22.0 16 1.37 11/9/2010 Dazhaihe Project China Hydroelectric Corporation (NYSE:CHC) NA 100% 17.8 15 1.19 Fujian Taiyu Investment, Fengyi Electricity Development and 11/8/2010 Jinling / Jinlong / Jintang / Jinwei Projects China Hydroelectric Corporation (NYSE:CHC) 100% 39.1 55 0.71 Xinguang Electricity 9/13/2010 Xiaopengzu Project in Yunnan Province China Hydroelectric Corporation (NYSE:CHC) Individual sharesholders including Gouding Mao 100% 57.5 44 1.31 Yunnan Minfa Hydroelectric Development Group Co., Ltd (96% of 8/1/2010 Fugong County Hengda Hydroelectric China Hydroelectric Corporation (NYSE:CHC) 100% 14.2 54 0.26 holder) and Xiamen Minrui Investment Co., Ltd. (4% shareholder) 4/14/2010 Yingjiang County Qinrui Husahe Hydropower Co. Ltd Yunnan Huabang Electric Power Development Co., Ltd., Dehong Qinrui (Group) Power Investment and Development Co 100% 16.8 19 0.90 12/8/2009 Longquan Ruiyang Cascade II Hydroelectric Co., Ltd. Zhejiang Province Jingning Yingchuan Hydroelectric Development Co., Ltd. Guangdong Qing Neng Power Generation Group Co., Ltd. 100% 23.4 32 0.73 4/10/2009 Jingrong Industrial Development Co., Ltd. Shenzhen Zhaoheng Hydropower Co., Ltd. Hunan Zhaoheng Hydropower Co., Ltd. 100% 2.6 8 0.34 2/23/2009 Hezhou Shangcheng Electric Power Co., Ltd. Guangxi Guidong Electric Power Co. Ltd. (SHSE:600310) Zhuhai Kadoo Investment Co., Ltd. 50% 2.9 12 0.24 Hubei Minyuan Industrial Development Co., Ltd.; Shiyan Juhong 1/12/2009 Hubei Hongping Power Generation Co., Ltd. Shenzhen Zhaoheng Hydropower Co., Ltd. 85% 10.5 16 0.64 Power Development Co., Ltd. Hubei Minyuan Industrial Development Co., Ltd.; Shiyan Juhong 11/25/2008 Hubei Minyuan Huohe Hydropower Development Co., Ltd. Shenzhen Zhaoheng Hydropower Co., Ltd. 88% 4.6 13 0.36 Power Development Co., Ltd. 6/15/2008 Jingrong Industrial Development Co., Ltd. Hunan Zhaoheng Hydropower Co., Ltd. NA 100% 7.2 8 0.97 Mean (excluding CHC transactions) 0.51 Median (excluding CHC transactions) 0.36 High (excluding CHC transactions) 0.97 Low (excluding CHC transactions) 0.24 Mean 0.86 Median 0.82 High 1.49 Low 0.24 China Hydroelectric as of January 10, 2014 100% $383.9 506 0.76 China Hydroelectric (Proposed Per ADS Merger Consideration) 100% 426.2 506 0.84

Financial Analysis

Discounted Cash Flow Analysis[1]

(dollars in millions, except per ADS values)

	Projected FYE December 31,				
	2014E[2]	2015E	2016E	2017E	2018E
Revenues	$70.8	$72.8	$72.8	$72.8	$72.8
Growth %	*(5.4%)*	*0.0%*	*0.0%*	*0.0%*	*0.0%*
Cost of Revenues	(34.3)	(35.1)	(35.7)	(35.3)	(35.5)
General & Administrative	(12.4)	(11.8)	(11.8)	(11.8)	(11.8)
Depreciation & Amortization	23.2	23.9	23.9	23.9	23.9
Adjusted EBITDA	$47.3	$49.8	$49.3	$49.6	$49.4
Margin %	*66.8%*	*68.4%*	*67.6%*	*68.1%*	*67.9%*
Depreciation & Amortization	(23.2)	(23.9)	(23.9)	(23.9)	(23.9)
Adjusted EBIT	$24.0	$25.9	$25.4	$25.7	$25.5
Taxes[3]	(6.0)	(6.5)	(6.3)	(6.4)	(6.4)
Unlevered Earnings	$18.0	$19.4	$19.0	$19.3	$19.1
Depreciation & Amortization	23.2	23.9	23.9	23.9	23.9
Capital Expenditures	(1.0)	(1.6)	(3.1)	(0.6)	(1.3)
Change in Net Working Capital	(0.7)	(1.2)	(1.0)	(1.1)	(1.0)
Unlevered Free Cash Flows	$39.6	$40.6	$38.8	$41.5	$40.8

Discount Rate	Implied 2018E Adjusted EBITDA Terminal Multiple 2.0%	2.5%	3.0%
11.0%	9.4x	9.9x	10.6x
11.5%	8.9x	9.4x	10.0x
12.0%	8.4x	8.9x	9.4x
12.5%	8.0x	8.5x	8.9x
13.0%	7.7x	8.1x	8.5x

Discount Rate	PV of Terminal Value as a % of Enterprise Value 2.0%	2.5%	3.0%
11.0%	64.9%	66.3%	67.7%
11.5%	63.4%	64.8%	66.2%
12.0%	62.0%	63.3%	64.6%
12.5%	60.6%	61.8%	63.2%
13.0%	59.2%	60.5%	61.7%

Discount Rate	Present Value of Cash Flows 2014 - 2018	+	PV of Terminal Value Based on Perpetual Growth Rate for 2018 Unlevered Free Cash Flow			=	Implied Enterprise Value			-	Net Debt and Noncontrolling Interest[4]	=	Implied Total Equity Value			=	Implied Equity Value Per ADS[5]		
			2.0%	2.5%	3.0%		2.0%	2.5%	3.0%				2.0%	2.5%	3.0%		2.0%	2.5%	3.0%
11.0%	$156.9		$289.7	$308.2	$329.1		$446.6	$465.1	$486.0		$235.8		$210.8	$229.4	$250.2		$3.88	$4.23	$4.61
11.5%	$155.3		$269.0	$285.3	$303.6		$424.3	$440.6	$458.9		$235.8		$188.5	$204.9	$223.1		$3.47	$3.77	$4.11
12.0%	$153.7	+	$250.5	$264.9	$281.0	=	$404.2	$418.7	$434.8	-	$235.8	=	$168.4	$182.9	$199.0	=	$3.10	$3.37	$3.67
12.5%	$152.2		$233.8	$246.7	$261.0		$386.0	$398.9	$413.2		$235.8		$150.3	$163.2	$177.4		$2.77	$3.01	$3.27
13.0%	$150.7		$218.8	$230.4	$243.1		$369.5	$381.0	$393.7		$235.8		$133.7	$145.3	$158.0		$2.46	$2.68	$2.91

Source: Based on projections provided by Company management

Notes:
1. *Present values as of 01/10/2014 using mid-year convention*
2. *Represents a 11.7-month stub period with valuation date as of 01/10/2014*
3. *Tax rate per Company management estimate*
4. *Net debt and noncontrolling interest as of 9/30/2013*
5. *Based on 54,269,275 fully diluted ADSs outstanding calculated by adding basic ADSs outstanding reported by the Company's 6K filing as of November 26, 2013 and in-the-money options granted to employees based on Company information using treasury stock method*

HOULIHAN LOKEY | 20

Appendices

Appendices Additional Financial Data

Additional Financial Data

Benchmarking Analysis[1]

Size LTM[3] Revenue, millions	
RusHydro	$9,245.7
China Yangtze Power	$3,951.1
Tractebel Energia S.A.	$2,261.1
Avista Corp.	$1,581.4
IdaCorp	$1,200.8
NHPC	$1,033.8
AES Tietê S.A.	$968.7
Duke Energy International	$483.9
Jaiprakash Power Ventures	$397.0
SJVN	$281.7
Chongqing Three Gorges	$195.1
Sichuan Chuantou Energy	$191.6
Guizhou Qianyuan Power	$172.0
Sichuan Mingxing Electric Power	$171.6
Sichuan Xichang Electric Power	$107.1
CHC	**$76.8**
Hunan Fazhan Industrial	$41.5
Vinh Son-Song Hinh Hydro Power	$11.5
Haitian Hydropower Int'l.	$4.5

Size[2] Enterprise Value as of 1/10/14 (millions)	
China Yangtze Power	$25,441.0
Tractebel Energia S.A.	$10,997.0
RusHydro	$9,528.6
NHPC	$5,994.0
Jaiprakash Power Ventures	$4,483.8
Sichuan Chuantou Energy	$4,350.7
IdaCorp	$4,223.0
AES Tietê S.A.	$3,307.7
Avista Corp.	$3,153.3
Guizhou Qianyuan Power	$2,687.7
Duke Energy International	$2,674.0
SJVN	$1,396.2
Chongqing Three Gorges	$606.9
Sichuan Xichang Electric Power	$567.5
Hunan Fazhan Industrial	$554.6
CHC	**$383.9**
Sichuan Mingxing Electric Power	$359.0
Vinh Son-Song Hinh Hydro Power	$156.0
Haitian Hydropower Int'l.	$86.3

Size[1] Hydro Capacity as of 12/31/2012 (MW)	
RusHydro	28,526.1
China Yangtze Power	25,964.6
NHPC	5,702.0
Tractebel Energia S.A.	5,559.7
Sichuan Chuantou Energy	2,760.0
Jaiprakash Power Ventures	2,663.0
Guizhou Qianyuan Power	2,467.0
AES Tietê S.A.	2,241.0
Duke Energy International	1,917.0
IdaCorp	1,709.0
SJVN	1,700.0
Avista Corp.	1,014.2
CHC	**506.1**
Chongqing Three Gorges	187.3
Sichuan Mingxing Electric Power	145.6
Hunan Fazhan Industrial	140.0
Sichuan Xichang Electric Power	99.4
Vinh Son-Song Hinh Hydro Power	66.0
Haitian Hydropower Int'l.	26.3

Historical Growth FY2010 - FY2012 Revenue CAGR	
Jaiprakash Power Ventures	82.7%
CHC	**21.2%**
Chongqing Three Gorges	13.4%
Duke Energy International	13.1%
RusHydro	12.4%
NHPC	11.6%
Guizhou Qianyuan Power	10.7%
Sichuan Xichang Electric Power	10.2%
AES Tietê S.A.	9.7%
Tractebel Energia S.A.	9.5%
China Yangtze Power	8.6%
Sichuan Mingxing Electric Power	3.9%
IdaCorp	2.1%
Sichuan Chuantou Energy	1.9%
Avista Corp.	(0.4%)
SJVN	(4.1%)
Haitian Hydropower Int'l.	(4.7%)
Vinh Son-Song Hinh Hydro Power	(11.5%)
Hunan Fazhan Industrial	(33.8%)

Historical Growth FY2011 - FY2012 Revenue	
Guizhou Qianyuan Power	81.3%
CHC	**56.4%**
Jaiprakash Power Ventures	52.2%
Hunan Fazhan Industrial	36.9%
Haitian Hydropower Int'l.	26.6%
China Yangtze Power	24.5%
Duke Energy International	15.2%
Chongqing Three Gorges	14.4%
Tractebel Energia S.A.	13.5%
Sichuan Mingxing Electric Power	12.4%
AES Tietê S.A.	12.0%
Sichuan Xichang Electric Power	12.0%
RusHydro	10.6%
IdaCorp	5.3%
Sichuan Chuantou Energy	(1.2%)
Avista Corp.	(4.5%)
NHPC	(11.3%)
SJVN	(12.7%)
Vinh Son-Song Hinh Hydro Power	(27.7%)

Projected Growth FY2012 - FY2013 Revenue	
Jaiprakash Power Ventures	46.8%
SJVN	14.7%
AES Tietê S.A.	9.7%
RusHydro	8.7%
IdaCorp	7.8%
Avista Corp.	7.6%
Tractebel Energia S.A.	6.3%
NHPC	4.7%
Sichuan Chuantou Energy	3.9%
China Yangtze Power	(7.5%)
CHC	**(9.8%)**
Guizhou Qianyuan Power	NA
Sichuan Xichang Electric Power	NA
Chongqing Three Gorges	NA
Hunan Fazhan Industrial	NA
Sichuan Mingxing Electric Power	NA
Haitian Hydropower Int'l.	NA
Duke Energy International	NA
Vinh Son-Song Hinh Hydro Power	NA

Historical Growth FY2010 - FY2012 EBITDA CAGR	
Hunan Fazhan Industrial	89.2%
Jaiprakash Power Ventures	73.2%
CHC	**26.2%**
Chongqing Three Gorges	16.7%
Duke Energy International	13.2%
NHPC	11.0%
Tractebel Energia S.A.	10.1%
Guizhou Qianyuan Power	9.3%
IdaCorp	8.2%
China Yangtze Power	7.7%
AES Tietê S.A.	7.6%
Sichuan Mingxing Electric Power	4.4%
Sichuan Chuantou Energy	0.3%
Avista Corp.	(0.0%)
SJVN	(4.9%)
RusHydro	(13.1%)
Sichuan Xichang Electric Power	(14.4%)
Haitian Hydropower Int'l.	(15.0%)
Vinh Son-Song Hinh Hydro Power	(18.8%)

Historical Growth FY2011 - FY2012 EBITDA	
CHC	**151.0%**
Guizhou Qianyuan Power	91.5%
Chongqing Three Gorges	62.2%
Hunan Fazhan Industrial	39.8%
Jaiprakash Power Ventures	32.2%
IdaCorp	32.1%
China Yangtze Power	23.8%
Duke Energy International	10.3%
Tractebel Energia S.A.	6.8%
AES Tietê S.A.	4.6%
Haitian Hydropower Int'l.	1.6%
Sichuan Mingxing Electric Power	1.6%
Sichuan Chuantou Energy	(3.7%)
Avista Corp.	(3.9%)
Sichuan Xichang Electric Power	(12.7%)
SJVN	(13.4%)
NHPC	(16.5%)
RusHydro	(28.7%)
Vinh Son-Song Hinh Hydro Power	(33.8%)

Projected Growth FY2012 - FY2013 EBITDA	
RusHydro	81.1%
Jaiprakash Power Ventures	32.4%
Sichuan Chuantou Energy	16.1%
IdaCorp	15.4%
SJVN	14.2%
Avista Corp.	13.8%
NHPC	3.3%
Tractebel Energia S.A.	2.0%
AES Tietê S.A.	1.8%
CHC	**0.0%**
China Yangtze Power	(7.4%)
Guizhou Qianyuan Power	NA
Sichuan Xichang Electric Power	NA
Chongqing Three Gorges	NA
Hunan Fazhan Industrial	NA
Sichuan Mingxing Electric Power	NA
Haitian Hydropower Int'l.	NA
Duke Energy International	NA
Vinh Son-Song Hinh Hydro Power	NA

Profitability LTM EBITDA to LTM Revenue	
SJVN	87.0%
Jaiprakash Power Ventures	79.7%
China Yangtze Power	78.8%
Haitian Hydropower Int'l.	72.1%
Guizhou Qianyuan Power	70.7%
Duke Energy International	70.3%
Hunan Fazhan Industrial	69.4%
Vinh Son-Song Hinh Hydro Power	68.6%
NHPC	66.9%
Sichuan Chuantou Energy	64.7%
CHC	**63.7%**
AES Tietê S.A.	63.1%
Tractebel Energia S.A.	59.2%
IdaCorp	35.2%
Sichuan Xichang Electric Power	31.1%
Avista Corp.	23.2%
Chongqing Three Gorges	20.9%
Sichuan Mingxing Electric Power	17.9%
RusHydro	13.8%

Source: Public filings, analyst reports, Company management

Note:

1. *No company used for comparative purposes is identical to the Company*
2. *Based on public trading prices of common stock*
3. *LTM refers to the most recently completed twelve month period for which financial information has been made public*

NA refers to not available; MW refers to megawatts

HOULIHAN LOKEY | 23

Benchmarking Analysis1 (cont.) Source: Public filings, analyst reports, Company management Note: 1. No company used for comparative purposes is identical to the Company 2. LTM refers to the most recently completed twelve month period for which financial information has been made public 3. Based on public trading prices of common stock Profitability Relative Depreciation Internal Investment Liquidity Leverage3 LTM2 Net Income to LTM Revenue LTM Depreciation to LTM EBITDA LTM Capital Expenditures to LTM Revenue Current Ratio as of 1/10/14 Debt to Enterprise Value as of 1/10/14 Name Value Name Value Name Value Name Value Name Value Sichuan Chuantou Energy 109.5% CHC 48.2% Jaiprakash Power Ventures 342.3% Haitian Hydropower Int'l. 5.0 Jaiprakash Power Ventures 82.9% Hunan Fazhan Industrial 68.8% Sichuan Mingxing Electric Power 46.8% Vinh Son-Song Hinh Hydro Power 241.1% SJVN 4.8 Guizhou Qianyuan Power 77.9% SJVN 63.2% Chongqing Three Gorges 46.3% Guizhou Qianyuan Power 125.0% NHPC 2.0 CHC 65.9% Vinh Son-Song Hinh Hydro Power 54.7% Vinh Son-Song Hinh Hydro Power 45.0% SJVN 49.9% Duke Energy International 1.8 NHPC 54.8% NHPC 38.6% RusHydro 43.3% NHPC 37.5% Vinh Son-Song Hinh Hydro Power 1.8 RusHydro 53.8% AES Tietê S.A. 36.5% Guizhou Qianyuan Power 40.8% Chongqing Three Gorges 32.1% IdaCorp 1.7 Avista Corp. 47.9% Duke Energy International 31.0% Sichuan Xichang Electric Power 37.1% Hunan Fazhan Industrial 27.7% Hunan Fazhan Industrial 1.1 Chongqing Three Gorges 44.4% China Yangtze Power 30.8% Avista Corp. 35.8% RusHydro 22.4% RusHydro 1.0 IdaCorp 41.2% Tractebel Energia S.A. 29.4% Sichuan Chuantou Energy 34.7% Sichuan Xichang Electric Power 20.7% Tractebel Energia S.A. 1.0 China Yangtze Power 39.1% Sichuan Mingxing Electric Power 19.8% IdaCorp 31.3% Avista Corp. 20.0% AES Tietê S.A. 0.9 Vinh Son-Song Hinh Hydro Power 25.7% Sichuan Xichang Electric Power 15.5% China Yangtze Power 30.2% IdaCorp 18.1% Avista Corp. 0.9 SJVN 25.2% Jaiprakash Power Ventures 14.3% SJVN 29.5% Sichuan Mingxing Electric Power 15.8% Sichuan Mingxing Electric Power 0.9 Sichuan Chuantou Energy 24.0% IdaCorp 13.9% NHPC 28.6% Tractebel Energia S.A. 9.0% Chongqing Three Gorges 0.7 Haitian Hydropower Int'l. 20.9% Haitian Hydropower Int'l. 13.9% Duke Energy International 27.2% AES Tietê S.A. 7.8% Sichuan Xichang Electric Power 0.5 Duke Energy International 17.0% Chongqing Three Gorges 7.7% Haitian Hydropower Int'l. 26.7% CHC 6.9% Jaiprakash Power Ventures 0.5 AES Tietê S.A. 14.6% Avista Corp. 6.8% Hunan Fazhan Industrial 21.8% China Yangtze Power 6.7% Sichuan Chuantou Energy 0.5 Sichuan Xichang Electric Power 13.5% RusHydro 4.3% Jaiprakash Power Ventures 19.2% Duke Energy International 3.6% CHC 0.3 Tractebel Energia S.A. 13.3% CHC 0.8% Tractebel Energia S.A. 18.4% Sichuan Chuantou Energy 2.8% China Yangtze Power 0.2 Hunan Fazhan Industrial 12.8% Guizhou Qianyuan Power (7.8%) AES Tietê S.A. 11.5% Haitian Hydropower Int'l. 0.7% Guizhou Qianyuan Power 0.2 Sichuan Mingxing Electric Power 0.0% Leverage Leverage Debt to LTM EBITDA Implied Interest Rate (%) Name Value Name Value Guizhou Qianyuan Power 17.2x Haitian Hydropower Int'l. 15.7% Jaiprakash Power Ventures 11.8x China Hydroelectric Corporation 9.1% Sichuan Chuantou Energy 8.4x Duke Energy International 8.9% Chongqing Three Gorges 6.6x Sichuan Mingxing Electric Power 8.6% Haitian Hydropower Int'l. 5.6x NHPC 8.4% China Hydroelectric Corporation 5.2x AES Tietê S.A. 7.1% Vinh Son-Song Hinh Hydro Power 5.1x Tractebel Energia S.A. 6.5% NHPC 4.7x Jaiprakash Power Ventures 6.0% Avista Corp. 4.1x Chongqing Three Gorges 5.7% IdaCorp 4.1x China Yangtze Power 5.4% RusHydro 4.0x IdaCorp 5.3% China Yangtze Power 3.2x Guizhou Qianyuan Power 5.2% Hunan Fazhan Industrial 2.5x Avista Corp. 4.7% Sichuan Xichang Electric Power 2.3x Sichuan Chuantou Energy 4.5% SJVN 1.4x Sichuan Xichang Electric Power 3.6% Duke Energy International 1.3x RusHydro 3.3% Tractebel Energia S.A. 1.1x SJVN 2.0% AES Tietê S.A. 0.8x Vinh Son-Song Hinh Hydro Power 0.6% Sichuan Mingxing Electric Power 0.0x Hunan Fazhan Industrial 0.4%

Additional Financial Data

Implied Premiums Paid in Selected Going-Private Transactions Involving US-Listed Chinese Companies

Announced Date	Closing Date	Company Name	Offer Price[1] (US$)	Price Premium: 1-Day Prior	30-Day VWAP[2]	60-Day VWAP[2]	90 -Day VWAP[2]	180-Day VWAP[2]	52-Week VWAP[2]	52-Week High[3]
On-Going Deals										
12/24/2013	-	Noah Education Holdings Ltd.	$2.80	24.4%	19.4%	24.1%	31.1%	48.0%	52.0%	9.4%
11/25/2013	-	Giant Interactive Group, Inc.	11.75	16.0%	28.8%	30.9%	34.6%	44.6%	58.7%	2.8%
9/30/2013	-	Charm Communications Inc.	4.70	17.2%	14.3%	13.2%	9.2%	5.2%	13.5%	(21.7%)
8/19/2013	-	Exceed Company Ltd	1.78	19.5%	24.4%	27.9%	30.4%	30.2%	24.4%	(6.3%)
6/20/2013	-	China Edu Corporation	7.00	19.9%	32.7%	13.2%	14.0%	15.7%	18.3%	(16.3%)
6/6/2013	-	iSoftStone Holdings Limited	5.45	12.6%	32.7%	20.1%	16.8%	15.8%	12.8%	(23.1%)
5/21/2013	-	Le Gaga Holdings Ltd	4.01	16.6%	20.5%	15.2%	14.3%	8.6%	6.3%	(24.1%)
5/20/2013	-	Pactera Technology International Ltd.	7.30	38.8%	34.5%	19.9%	14.0%	8.1%	2.5%	(33.0%)
3/12/2013	-	Camelot Information Systems Inc.	1.85	23.3%	27.6%	53.7%	51.5%	20.7%	(20.0%)	(54.5%)
11/2/2012	-	Trunkbow International Holdings, Ltd.	1.46	24.8%	48.6%	54.8%	49.3%	6.6%	1.1%	(39.4%)
10/15/2012	-	American Lorain Corporation	1.60	28.5%	30.6%	34.2%	36.6%	23.8%	20.3%	(8.6%)
10/15/2012	-	Yongye International, Inc.	6.69	39.7%	49.2%	64.0%	72.7%	86.9%	75.5%	13.4%
10/12/2012	-	Ninetowns Internet Technology Group Company Ltd	2.00	85.2%	79.4%	81.9%	73.7%	62.7%	62.7%	(2.4%)
4/28/2012	-	Sino Gas International Holdings, Inc	0.50	51.5%	52.7%	42.7%	32.5%	19.2%	12.9%	6.4%
1/20/2012	-	AsiaInfo-Linkage, Inc.	12.00	21.0%	50.8%	43.2%	38.7%	(0.1%)	(13.9%)	(47.6%)
12/13/2011	-	WSP Holdings Ltd.	3.20	60.0%	49.2%	52.5%	48.0%	(33.0%)	(43.3%)	(61.7%)
On-Going Deals										
Mean				31.2%	37.2%	37.0%	35.5%	22.7%	17.7%	(19.2%)
Median				23.9%	32.7%	32.6%	33.5%	17.5%	13.2%	(19.0%)
Max				85.2%	79.4%	81.9%	73.7%	86.9%	75.5%	13.4%
Min				12.6%	14.3%	13.2%	9.2%	(33.0%)	(43.3%)	(61.7%)
9/4/2013	-	China Hydroelectric Corporation	$3.51	57.4%	59.2%	53.6%	44.0%	60.9%	73.8%	16.2%

Source: Company filings, CapitalIQ
Note:
1. *As of announcement date or any revised offers received after announcement date*
2. *VWAP stands for Volume Weighted Average Price*
3. *As of announcement date*

HOULIHAN LOKEY | 25

Additional Financial Data

Implied Premiums Paid in Selected Going-Private Transactions Involving US-Listed Chinese Companies (cont.)

Announced Date	Closing Date	Company Name	Offer Price[1] (US$)	Price Premium						
				1-Day Prior	30-Day VWAP[2]	60-Day VWAP[2]	90-Day VWAP[2]	180-Day VWAP[2]	52-Week VWAP[2]	52-Week High[3]
Closed Deals										
3/11/2013	12/23/2013	Simcere Pharmaceutical Group.	$9.56	20.1%	21.9%	21.4%	20.3%	20.0%	17.1%	1.0%
8/13/2012	7/30/2013	LJ International Inc.	2.00	24.2%	21.4%	29.2%	17.6%	4.7%	(4.1%)	(31.3%)
9/26/2012	7/8/2013	7 Days Group Holdings Limited	13.80	30.6%	43.2%	45.3%	42.5%	24.3%	15.6%	(21.1%)
10/3/2012	6/27/2013	Feihe International, Inc.	7.40	21.3%	23.6%	14.9%	22.9%	42.8%	47.9%	(20.4%)
3/27/2012	6/27/2013	Zhongpin, Inc.	13.50	46.6%	46.5%	38.6%	40.3%	44.7%	24.4%	(22.0%)
9/12/2012	5/30/2013	3SBio Inc.	16.70	44.1%	45.7%	39.6%	33.8%	33.6%	37.2%	8.9%
8/13/2012	5/23/2013	Focus Media Holding Ltd.	27.50	17.6%	36.6%	33.9%	28.2%	28.2%	26.2%	(16.5%)
2/15/2013	5/17/2013	China Shenghuo Pharmaceutical Holdings, Inc.	0.16	18.5%	61.5%	42.8%	46.0%	(33.0%)	(36.6%)	(78.6%)
9/7/2012	4/9/2013	Syswin Inc.	2.05	28.1%	45.7%	39.9%	43.5%	112.5%	103.3%	(12.4%)
7/6/2012	3/28/2013	ShangPharma Corporation	9.00	30.8%	44.8%	34.2%	20.4%	13.0%	4.8%	(26.5%)
5/9/2012	2/7/2013	China Nuokang Bio-Pharmaceutical Inc.	5.80	56.8%	74.0%	95.9%	102.9%	41.3%	37.3%	(1.4%)
5/21/2012	12/28/2012	Yucheng Technologies Limited	3.90	26.4%	28.0%	32.4%	42.5%	52.7%	43.5%	0.8%
11/3/2010	12/27/2012	Fushi Copperweld, Inc.	9.50	4.4%	1.6%	8.0%	9.4%	(2.0%)	0.0%	(26.6%)
4/2/2012	12/11/2012	Winner Medical Group Inc.	4.50	32.3%	29.2%	40.1%	46.4%	31.7%	12.7%	(15.1%)
1/9/2012	11/9/2012	Pansoft Company Limited	4.15	106.5%	83.2%	93.2%	79.6%	36.7%	27.4%	(16.0%)
5/3/2012	11/2/2012	China Mass Media Corp.	5.00	115.5%	133.1%	38.9%	(3.2%)	(35.0%)	(38.2%)	(80.8%)
2/21/2012	10/31/2012	China TransInfo Technology Corp.	5.80	12.6%	26.6%	40.0%	52.6%	67.7%	47.7%	11.5%
2/24/2012	10/17/2012	Gushan Environmental Energy Limited	1.65	34.1%	28.1%	27.7%	10.0%	(13.6%)	(31.8%)	(66.7%)
1/6/2012	5/15/2012	Jingwei International Limited	2.20	64.2%	66.6%	57.0%	48.2%	8.3%	(5.7%)	(46.5%)
10/28/2011	4/20/2012	China Real Estate Information Corporation	5.73	6.1%	20.1%	7.0%	(5.8%)	(13.3%)	(21.8%)	(46.3%)
11/14/2011	4/17/2012	China GrenTech Corp. Ltd.	3.15	23.0%	34.3%	42.4%	45.7%	18.4%	11.6%	(14.9%)
10/17/2011	2/14/2012	Shanda Interactive Entertainment Ltd.	41.35	23.5%	26.6%	25.1%	20.6%	2.3%	2.5%	(23.7%)
3/7/2011	11/4/2011	China Fire & Security Group, Inc.	9.00	43.8%	52.4%	40.1%	28.1%	12.1%	(13.5%)	(45.4%)
10/11/2010	11/1/2011	Harbin Electric, Inc.	24.00	20.2%	36.3%	35.1%	37.7%	24.8%	22.3%	(7.7%)
1/28/2011	9/16/2011	China Security & Surveillance Technology, Inc.	6.50	33.2%	30.1%	26.1%	21.3%	24.9%	11.9%	(26.9%)
3/25/2011	8/25/2011	Funtalk China Holdings Limited	7.20	17.1%	34.2%	30.6%	26.7%	2.9%	3.9%	(17.5%)
11/11/2010	8/19/2011	Chemspec International Limited	8.10	28.2%	29.2%	27.0%	22.8%	10.4%	14.2%	(10.5%)
6/27/2011	8/11/2011	Tiens Biotech Group (USA), Inc.	1.72	67.0%	44.2%	31.5%	27.6%	21.5%	16.5%	(13.1%)
4/8/2010	4/15/2011	Tongjitang Chinese Medicines Company	4.50	19.0%	22.3%	21.9%	21.0%	17.9%	18.4%	(11.8%)
Closed Deals										
Mean				35.0%	41.1%	36.6%	32.8%	20.7%	13.6%	(23.4%)
Median				28.1%	34.3%	34.2%	28.1%	20.0%	14.2%	(17.5%)
Max				115.5%	133.1%	95.9%	102.9%	112.5%	103.3%	11.5%
Min				4.4%	1.6%	7.0%	(5.8%)	(35.0%)	(38.2%)	(80.8%)
Overall										
Mean				33.7%	39.7%	36.7%	33.7%	21.4%	15.1%	(21.9%)
Median				24.8%	34.2%	34.2%	31.1%	19.2%	13.5%	(17.5%)
Max				115.5%	133.1%	95.9%	102.9%	112.5%	103.3%	13.4%
Min				4.4%	1.6%	7.0%	(5.8%)	(35.0%)	(43.3%)	(80.8%)
9/4/2013		China Hydroelectric Corporation	$3.51	57.4%	59.2%	53.6%	44.0%	60.9%	73.8%	16.2%

Source: Company filings, CapitalIQ

Note:

1. *As of announcement date or any revised offers received after announcement date*
2. *VWAP stands for Volume Weighted Average Price*
3. *As of announcement date*

HOULIHAN LOKEY | 26

Additional Financial Data

Price Revision Study for Going-Private Transactions

Announced Date	Company	Domiciled Location	Initial Offer Date	Initial Offer Price ($)	Final Offer Date	Final Offer Price ($)	% Change	# of Revisions
On-Going Deals								
12/24/2013	Noah Education Holdings Ltd.	Cayman	12/24/2013	$2.80	12/24/2013	$2.80	0.0%	0
11/25/2013	Giant Interactive Group, Inc.	Cayman	11/25/2013	11.75	11/25/2013	11.75	0.0%	0
9/30/2013	Charm Communications Inc.	Cayman	9/30/2013	4.70	9/30/2013	4.70	0.0%	0
8/19/2013	Exceed Company Ltd	BVI	8/19/2013	1.72	12/2/2013	1.78	3.5%	2
6/20/2013	ChinaEdu Corporation	Cayman	6/20/2013	7.00	6/20/2013	7.00	0.0%	0
6/6/2013	iSoftStone Holdings Limited	Cayman	6/6/2013	5.85	11/4/2013	5.45	(6.8%)	1
5/21/2013	Le Gaga Holdings Ltd	Cayman	5/21/2013	4.01	5/21/2013	4.01	0.0%	0
5/20/2013	Pactera Technology International Ltd.	Cayman	5/20/2013	7.50	10/17/2013	7.30	(2.7%)	2
3/12/2013	Camelot Information Systems Inc.	BVI	3/12/2013	1.85	3/12/2013	1.85	0.0%	0
11/2/2012	Trunkbow International Holdings, Ltd.	Nevada	11/2/2012	1.46	11/2/2012	1.46	0.0%	0
10/15/2012	American Lorain Corporation	Nevada	10/15/2012	1.60	10/15/2012	1.60	0.0%	0
10/15/2012	Yongye International, Inc.	Nevada	10/15/2012	6.60	9/23/2013	6.69	1.4%	2
10/12/2012	Ninetowns Internet Technology Group Company Ltd.	Cayman	10/12/2012	2.00	10/12/2012	2.00	0.0%	0
4/28/2012	Sino Gas International Holdings, Inc	Utah	4/28/2012	0.48	12/9/2013	0.50	4.2%	1
1/20/2012	AsiaInfo-Linkage, Inc.	Delaware	1/20/2012	12.00	1/20/2012	12.00	0.0%	0
12/13/2011	WSP Holdings Ltd.	Cayman	12/13/2011	3.00	2/21/2013	3.20	6.7%	1
Closed Deals								
3/11/2013	Simcere Pharmaceutical Group.	Cayman	3/11/2013	$9.56	8/28/2013	$9.66	1.0%	1
8/13/2012	LJ International Inc.	BVI	8/13/2012	2.00	8/13/2012	2.00	0.0%	0
9/26/2012	7 Days Group Holdings Limited	Cayman	9/26/2012	12.70	2/28/2013	13.80	8.7%	1
10/3/2012	Feihe International, Inc.	Utah	10/3/2012	7.40	10/3/2012	7.40	0.0%	0
3/27/2012	Zhongpin, Inc.	Delaware	3/27/2012	13.50	3/27/2012	13.50	0.0%	0
9/12/2012	3SBio Inc.	Cayman	9/12/2012	15.00	4/22/2013	16.70	11.3%	2

Source: Capital IQ, Company filings

Houlihan Lokey | 27

Additional Financial Data

Price Revision Study for Going-Private Transactions (cont.)

Announced Date	Company	Domiciled Location	Initial Offer Date	Initial Offer Price ($)	Final Offer Date	Final Offer Price ($)	% Change	# of Revisions
Closed Deals (cont.)								
8/13/2012	Focus Media Holding Ltd.	Cayman	8/13/2012	$27.00	12/19/2012	$27.50	1.9%	1
5/17/2013	China Shenghuo Pharmaceutical Holdings, Inc.	Delaware	2/13/2013	0.15	4/16/2013	0.16	6.7%	1
9/7/2012	Syswin Inc.	Cayman	9/7/2012	2.00	12/24/2012	2.05	2.5%	1
7/6/2012	ShangPharma Corporation	Cayman	7/6/2012	9.00	7/6/2012	9.00	0.0%	0
5/9/2012	China Nuokang Bio-Pharmaceutical Inc.	Cayman	5/9/2012	5.80	5/9/2012	5.80	0.0%	0
5/21/2012	Yucheng Technologies Limited	BVI	5/21/2012	3.80	8/13/2012	3.90	2.6%	1
11/3/2010	Fushi Copperweld, Inc.	Nevada	11/3/2010	11.50	12/28/2011	9.50	(17.4%)	2
4/2/2012	Winner Medical Group Inc.	Nevada	4/2/2012	4.50	4/2/2012	4.50	0.0%	0
1/9/2012	Pansoft Company Limited	BVI	1/9/2012	3.76	5/17/2012	4.15	10.4%	1
5/3/2012	China Mass Media Corp.	Cayman	5/3/2012	5.00	5/3/2012	5.00	0.0%	0
2/21/2012	China TransInfo Technology Corp.	Nevada	2/21/2012	5.65	6/8/2012	5.80	2.7%	1
2/24/2012	Gushan Environmental Energy Ltd.	Cayman	2/24/2012	1.60	9/13/2012	1.65	3.2%	2
1/6/2012	Jingwei International Limited	Nevada	1/6/2012	1.56	2/9/2012	2.20	41.0%	1
10/28/2011	China Real Estate Information Corporation	Cayman	10/28/2011	5.73	10/28/2011	5.73	0.0%	0
11/14/2011	China GreenTech Corp. Ltd.	Cayman	11/14/2011	3.10	1/12/2012	3.15	1.6%	1
10/17/2011	Shanda Interactive Entertainment Ltd.	Cayman	10/17/2011	41.35	10/17/2011	41.35	0.0%	0
3/7/2011	China Fire & Security Group, Inc.	Florida	3/7/2011	9.00	3/7/2011	9.00	0.0%	0
10/11/2010	Harbin Electric, Inc.	Nevada	10/11/2010	24.00	10/11/2010	24.00	0.0%	0
1/28/2011	China Security & Surveillance Technology, Inc.	Delaware	1/28/2011	6.50	1/28/2011	6.50	0.0%	0
3/25/2011	Funtalk China Holdings Limited	Cayman	3/25/2011	7.10	5/11/2011	7.20	1.4%	1
11/11/2010	Chemspec International Limited	Cayman	11/11/2010	8.00	3/9/2011	8.10	1.3%	1
6/27/2011	Tiens Biotech Group (USA), Inc.	Delaware	6/27/2011	1.72	6/27/2011	1.72	0.0%	0
4/8/2010	Tongjitang Chinese Medicines Company	Cayman	4/8/2010	4.50	4/8/2010	4.50	0.0%	0
Mean							1.9%	1
Median							0.0%	0
High							41.0%	2
Low							(17.4%)	0
9/4/2013	China Hydroelectric Corporation	Cayman	9/4/2013	2.97	1/10/2014	3.51	18.2%	2

Source: Capital IQ, Company filings

Houlihan Lokey 28